UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Vikas Sinha and Alexion Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement dated as of July 19, 2005, pursuant to which Mr. Sinha will serve as Senior Vice President and Chief Financial Officer of the Company.

Under the terms of the employment agreement, Mr. Sinha will be paid a base salary of $280,000 for the first year of his employment, subject to annual increase in the discretion of the Board of Directors or the compensation committee of the Board of Directors (the “Compensation Committee”). Mr. Sinha will also be eligible for a target annual performance bonus of 45% of the annual base salary pursuant to the Company’s management incentive bonus program and upon achievement of individual performance goals and company-wide goals as determined by the Board of Directors or the Compensation Committee annually. The Compensation Committee is in the process of determining individual performance goals and company-wide goals for fiscal year 2006.

Subject to the approval by the Board of Directors, Mr. Sinha will be granted 20,000 restricted shares of the Company’s common stock, 10,000 shares of which will vest on the second anniversary of the date of grant and 5,000 shares of which will vest on each of the third and fourth anniversaries of the date of grant. Subject to the approval by the Board of Directors, Mr. Sinha will also be granted an option to purchase 85,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option will vest with respect to one-fourth of the shares on the first anniversary of the grant date and with respect to 1/16th of the shares each quarter thereafter.

Under the terms of the employment agreement, in the event that Mr. Sinha’s employment with the Company terminates other than for cause or following a constructive termination (each as defined in the employment agreement), or if Mr. Sinha’s employment is not renewed on terms substantially similar to those provided under the employment agreement at the end of the term of the agreement, the Company will be obligated to pay Mr. Sinha for a period of one year following the date of termination a severance payment in the amount equal to the sum of (i) his then current base salary and (ii) the average bonus received by Mr. Sinha for the two years preceding the year in which termination occurs.

If within two years after a change in control of the Company (as defined in the employment agreement), Mr. Sinha’s employment is terminated (i) other than for cause, (ii) following constructive termination, or (iii) for good reason (as defined in the employment agreement) between six months and two years following the change in control, or if Mr. Sinha’s employment is not renewed on terms substantially similar to those provided under the employment agreement at the end of the term of the agreement, the Company will be obligated to pay Mr. Sinha a cash lump sum equal to 1.5 times the severance payment referenced above.

If Mr. Sinha’s employment terminates for any of the reasons described above, all of Mr. Sinha’s equity awards that vest based on the length of employment will vest in full immediately and, in the case of options, remain exercisable through their original term and all equity awards that vest based on the achievement performance goals will become exercisable or vest as determined in good faith by the Board of Directors based on the percentage of goals and objectives achieved by Mr. Sinha and the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)

Mr. Sinha was appointed by the Board of Directors as Senior Vice President and Chief Financial Officer of the Company, effective as of September 1, 2005. The announcement of Mr. Sinha’s appointment was made by press release on September 2, 2005, which press release is attached to this Form 8-K as Exhibit 99.1. Mr. Sinha will serve as the Company’s principal financial officer. David W. Keiser, our President and Chief Operating Officer, who had also been acting as our principal financial officer, remains our President and Chief Operating Officer.

Mr. Sinha, 42, had served as Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation since February 2001 and was responsible for financial and business risk management, strategic planning, contracting, customer services, information systems, supply chain and site administration in North America. From April 1999 to January 2001, Mr. Sinha served as Vice President and Chief Financial Officer of Bayer Yakuhin Ltd. in Japan and was responsible for creating strategic planning process and business strategy. From March 1997 to March 1999 Mr. Sinha served as Manager, Mergers and Acquisitions with Bayer AG in Germany. Mr. Sinha holds a Masters of Business Administration from the Asian Institute of Management and is a qualified Chartered Accountant from the Institute of Chartered Accountants of India.

The Company is not aware of any arrangement or understanding between Mr. Sinha and any other person pursuant to which Mr. Sinha was selected as an officer, nor is the Company aware of any family relationship between Mr. Sinha and any director or executive officer of the Company. The Company is also not aware of any information requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

The material terms of the employment agreement between Mr. Sinha and the Company are set forth in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company filed a shelf registration statement on Form S-3 with the United States Securities and Exchange Commission (“SEC”) on September 2, 2005.

The shelf registration statement, when declared effective by the SEC, will give the Company the option to offer and sell up to an aggregate of $250 million of its securities from time to time and through one or more methods of distribution, subject to market conditions and the Company’s capital needs. Under the registration statement, the Company may offer and sell its common stock, preferred stock, debt securities, or warrants. The terms of any future offerings will be established at the time of the offering.

The Company does not have any commitments or immediate plans to sell securities under the registration statement. Proceeds from any offering will be used for general corporate purposes, in addition to any uses identified in the applicable prospectus supplement.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement, dated as of July 19, 2005, by and between Alexion Pharmaceuticals, Inc. and Vikas Sinha.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on September 2, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: September 2, 2005	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of July 19, 2005, by and between Alexion Pharmaceuticals, Inc. and Vikas Sinha.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on September 2, 2005.